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                                                                   EXHIBIT 4.11
                                 FEE AGREEMENT

     This FEE AGREEMENT (the "Agreement") dated as of 26 March 1999, by and between International Microcomputer Software, Inc. ("IMSI"), and Spatial Technology Inc., ("SPATIAL TECHNOLOGY").

     WHEREAS, IMSI currently owes SPATIAL TECHNOLOGY an amount to date equal to $45,000.00 (the "Fees") pursuant to a Licensing Agreement between IMSI and SPATIAL TECHNOLOGY (the "License Agreement"), and

     WHEREAS, IMSI and SPATIAL TECHNOLOGY now desire to set forth certain terms and provisions with respect to the payment by IMSI of the Fees:

     NOW, THEREFORE in consideration of the foregoing and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

     1. Payment of the Fees. Notwithstanding anything to the contrary in the License Agreement with respect to the form and timing of payment of the Fees, the obligation to pay the Fees shall be satisfied in full by compliance by IMSI with the terms and provisions of this Agreement.

     2. Issuance of the Shares. As soon as reasonably practicable after execution of this Agreement, IMSI will issue to SPATIAL TECHNOLOGY, five thousand (5,000) shares of IMSI's Common Stock (the "Common Stock"), no par value (collectively, the "Shares") based on a trading price of nine dollars ($9.00) per share.

     3. Sale.

        a. Sale. The Shares may be sold by one or more of the following means of distribution (subject to the provisions of this Agreement): (a) a block trade in which the brokerdealer so engaged will attempt to sell Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a brokerdealer as principal and resale by such broker-dealer for its own account; (c) an over-the-counter distribution in accordance with the rules of NASDAQ; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) in privately negotiated transactions.

     4. Representations, Warranties and Covenants of IMSI. IMSI represents and warrants to and covenants with SPATIAL TECHNOLOGY as follows:

         a. Registration. IMSI shall use its reasonable best efforts to cause the Shares that are issuable pursuant to this Fee Agreement to be registered on a registration statement (or to be issued pursuant to a then-effective registration statement) on Form S-3 (or successor form) promulgated by the Securities and Exchange Commission ("SEC").
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under the 1993 Act ("Securities Act"), as soon as reasonably practicable after the Closing. IMSI currently expects to file a Form S-3 on or around 5/5/99. Nothing herein shall require IMSI to separately register the Shares.

          b. At the date the Registration Statement becomes effective under the Securities Act or the time of effectiveness of any posteffective amendment to the Registration Statement (the "Effective Date"), at the time the Prospectus is first filed with the SEC pursuant to Rule 424(b) of the regulations promulgated thereunder (if a Rule 424(b) filing is required), at the time any supplement to or amendment of the Prospectus is filed with the SEC and at the time any document filed under the Securities Act is filed, the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Securities Act and the regulations promulgated thereunder or the Securities Act and the respective rules and regulations thereunder and do not or will not contain an untrue statement of a material fact and do not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading.

          c. The Shares, when issued and delivered in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and non-assessable and will not have been issued in violation of any preemptive rights and will not be subject to any restrictions, except as may be imposed by applicable law, except that the share certificate(s) will bear restrictive legend that the shares are not registered until such time as the shares are registered.

          d. IMSI is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all necessary power and authority to conduct its business in the manner in which its business is currently being conducted and to own and use its assets in the manner in which its assets are currently owned and used.

          e. IMSI has the full legal right, power and authority to enter into this Agreement. All proceedings required to be taken by IMSI to authorize the execution, delivery and performance of this Agreement have been properly taken. This Agreement constitutes the valid and binding obligation of IMSI, enforceable against it in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. The execution, delivery or performance of this Agreement by IMSI will not, with or without the giving of notice or the passage of time, or both, conflict with, result in a material breach of, or a default, right to accelerate or loss of rights under, any provision of IMSI's corporate documents or any agreement to which IMSI is a party.




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            e.    If at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act any event shall occur as a result of which the Prospectus as then amended or supplemented, in the judgment of IMSI or SPATIAL TECHNOLOGY, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Securities Act or the Regulations, or to file under the Securities Act so as to comply therewith any document incorporated by reference in the Registration Statement or the prospectus or in any amendment thereof or supplement thereto,
(i) IMSI will notify SPATIAL TECHNOLOGY promptly and prepare and file with the SEC an appropriate amendment or supplement (in form and substance satisfactory to SPATIAL TECHNOLOGY) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any amendment to the Registration Statement docked declared effective by the SEC as soon as possible and (ii) SPATIAL TECHNOLOGY shall suspend trading in the Shares until
(A) such amendment or supplement to the Prospectus has been filed or (B) any amendment to the Registration Statement has been declared effective by the SEC.

            f. IMSI will pay all fees and expenses with respect to the preparation and filing of the Registration Statement and the registration of the Shares. If however, SPATIAL TECHNOLOGY requests that the Shares be registered independently from another IMSI registration ("Accelerated Registration), then SPATIAL TECHNOLOGY shall pay all fees and expenses with respect to the preparation and filing of the Registration Statement and the registration of the Shares that are a result of such Accelerated Registration.

            g. Upon execution of this Agreement, SPATIAL TECHNOLOGY releases and forever discharges payment of the Fees pursuant to the terms and conditions of the Retainer.

            h. IMSI's filings with the SEC as of the date of such filing and in the light of the circumstances under which such filings were made (i) complied in all material respects with the applicable requirements of the Securities Act or the Securities Exchange Act of 1934 (as the case may be); and
(ii) when read together as a whole and as updated by subsequent reports or filings made prior to the date of this Agreement, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            i.    The [consolidated] financial statements contained in the SEC
Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the

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case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments (which will not, individually or in the aggregate, be IMSI [and its subsidiaries] as of the respective dates thereof and the consolidated results of operations of IMSI [and its subsidiaries] for the periods covered thereby.

      5.    Indemnification.

      a. IMSI agrees to indemnify and hold harmless SPATIAL TECHNOLOGY, its partners, officers, directors, employees and agents (the "Indemnities") against any and all losses, liabilities, claims, damages and expenses incurred (including but not limited to attorneys' fees), to which it may become subject under the Securities Act, the Securities Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise solely out of any untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that IMSI shall not be liable to SPATIAL TECHNOLOGY for any such losses, liabilities, claims, damages or expenses which arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission contained or made in the Registration Statement or the Prospectus or any amendment thereof or Supplement thereto in reliance upon and in conformity with information furnished to IMSI by SPATIAL TECHNOLOGY.

      b. Promptly after receipt by any Indemnities under subsection a. above of notice of the commencement of any action, such Indemnities shall, if a claim in respect thereof is to be made against IMSI under such subsection, notify IMSI in writing of the commencement thereof. In case any such action is brought against any Indemnities, and it notifies IMSI of the commencement thereof, IMSI will be entitled to participate therein and, to the extent it may elect by written notice delivered to the Indemnities promptly after receiving the aforesaid notice from such Indemnities, to assume the defense thereof. Notwithstanding the foregoing, the Indemnities shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnities unless (i) the employment of such counsel shall have been authorized in writing by IMSI in connection with the defense of such action, (ii) IMSI shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such Indemnities shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to IMSI (in which case IMSI shall not have the right to direct the defense of such action on behalf of the Indemnities), in any of which events such fees and expenses shall be borne by IMSI. Anything in this paragraph to the contrary notwithstanding, the indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent:

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provided, however, that such consent was not unreasonably withheld. IMSI shall not, without the written consent of the Indemnitee, effect the settlement or consent to the entry of any judgment in respect of which indemnification may be sought hereunder unless such settlement or judgment includes an unconditional release of the Indemnitee from all liability arising out of such action and does include a statement as to admission of fault.

     6. Entire Agreement. This Agreement and the retainer (to the extent not inconsistent herewith) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior written agreements and negotiations and oral understandings, if any, with respect thereto. This Agreement may not be amended or supplemented except by an instrument in writing signed by each of the parties hereto.

     7. Notices. All notices, requests and other communications hereunder shall be in writing and delivered in person or by registered or certified mail (postage prepaid, return receipt requested), overnight courier or facsimile, addressed as follows:

if to SPATIAL TECHNOLOGY, to:

Spatial Technology Inc.
2425 55th Street, Suite 100
Boulder, Colorado 80301
Attn: Mr. Todd Londa
Telephone: (303) 544-2950
Facsimile: (303) 544-3003

if to IMSI, to:

International Microcomputer Software, Inc.
75 Rowland Way
Novato, CA 94945
Telephone: (415) 878-4209
Facsimile: (415) 893-9860

The address of a party, for the purposes of this Section 8, may be changed by giving written notice to the other party of such change in the manner provided herein for giving notice. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days mailing, if sent by registered or certified mail; the next business day after timely delivery to the courier, if sent by overnight courier; and when receipt is acknowledged, if sent by facsimile transmission (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

     8.     Governing Law. This Agreement shall be construed in accordance with
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and governed by the laws of California, without regard to the conflicts of law principles thereof.

     9. Investment Representations. SPATIAL TECHNOLOGY represents and warrants that it is an "accredited investor" as defined by Regulation D: that it is acquiring the Shares for its own account, for the purpose of investment and not with a view to, or resale in connection with, any distribution thereof;
that SPATIAL TECHNOLOGY has had access to all information regarding IMSI and its present business, assets, liabilities and financial condition, that SPATIAL TECHNOLOGY reasonably considers important in making the decision to acquire the Shares under this Agreement; and this Agreement; and that SPATIAL TECHNOLOGY understands that the Shares are restricted securities and may not be sold except pursuant to the Form S-3, some other registration statement, or pursuant to an applicable exemption from federal and state registration requirements.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first set forth above.


Spatial Technology Inc.                      INTERNATIONAL MICROCOMPUTER
                                             SOFTWARE, INC.


By:                                          By:
   --------------------------                   -------------------------
Name:  Todd Londa                            Name:  Geoffrey B. Koblick
Title: Vice President, Administration        Title: Chief Operating Officer
       Corporate Controller